                          MAGMA POWER COMPANY, INC.

 FINANCIAL STATEMENTS AND NOTES THERETO FOR THE QUARTER ENDED MARCH 31, 1995

Independent Accountants' Report ................................................... 2
Consolidated Balance Sheets, March 31, 1995 and December 31, 1994  ................ 3
Consolidated Statements of Operations for the Three Months Ended March 31, 1995
 and 1994 ......................................................................... 4
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1995
 and 1994 ......................................................................... 5
Notes to Consolidated Financial Statements ........................................ 6

                       INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have reviewed the accompanying consolidated balance sheet of Magma Power Company and subsidiaries as of March 31, 1995, and the related consolidated statements of operations and cash flows for the three-month period ended March 31, 1995. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

The consolidated balance sheet of Magma Power Company and subsidiaries as of December 31, 1994, from which the accompanying December 31, 1994 balance sheet was derived, was audited by other auditors whose report, dated March 10, 1995, expressed an unqualified opinion. The consolidated statements of operations and cash flows for the three-month period ended March 31, 1994 have not been audited in accordance with generally accepted auditing standards or reviewed in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, no opinion is expressed thereon.



DELOITTE & TOUCHE LLP
April 25, 1995
Omaha, Nebraska

                          MAGMA POWER COMPANY, INC.
                         CONSOLIDATED BALANCE SHEETS
                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNT)

                                                                MARCH 31,   DECEMBER 31,
                                                                  1995          1994
                                                              ------------  ------------
                                                               (UNAUDITED)
ASSETS
Cash and short-term investments ............................. $   42,690    $  3,801
Joint venture cash and short-term investments ...............     24,710      43,172
Marketable securities and other investments .................     31,800      66,455
Accounts receivable .........................................     22,719      29,850
Properties and plants, net (Note 4) .........................    900,292     438,862
Excess of cost over fair value of net assets acquired, net  .    309,203          --
Deferred charges and other assets ...........................     56,483      41,346
                                                              ------------  ------------
  Total assets .............................................. $1,387,897    $623,486
                                                              ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable ............................................ $    3,479    $ 15,319
Other accrued liabilities ...................................     28,854      12,251
Project loans ...............................................    164,852     189,045
Merger loan .................................................    500,000          --
Deferred income taxes .......................................    187,996      17,055
                                                              ------------  ------------
  Total liabilities .........................................    885,181     233,670
                                                              ------------  ------------
Commitments and contingencies
Stockholders' equity
Preferred stock -- $0.10 par value, authorized 1,000,000 shares       --          --
Common Stock -- authorized 30,000,000 shares, par value $0.010 per share, issued and outstanding 100 and 24,117,914 shares
 at March 31, 1995 and December 31, 1994, respectively  .....         --       2,411
Additional paid in capital ..................................    495,509     144,916
Retained earnings ...........................................      7,207     242,489
                                                              ------------  ------------
  Total stockholders' equity ................................    502,716     389,816
                                                              ------------  ------------
  Total liabilities and stockholders' equity ................ $1,387,897    $623,486
                                                              ============  ============

  The accompanying notes are an integral part of these financial statements.

                          MAGMA POWER COMPANY, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  THREE MONTHS ENDED
                                       MARCH 31
                                --------------------
                                   1995       1994
                                ---------  ---------
                                     (UNAUDITED)
Revenues:
Sales of electricity and steam  $35,362    $33,592
Royalties .....................   4,397      4,873
Interest and other income  ....   3,218      1,954
                                ---------  ---------
    Total revenues ............  42,977     40,419
                                ---------  ---------
Cost and expenses:
Plant operations ..............  12,128     14,991
General and administration  ...   2,338      3,025
Depreciation and amortization     8,658      5,910
Interest expense ..............  12,755      2,836
Less interest capitalized .....  (3,104)      --
                                ---------  ---------
    Total costs and expenses  .  32,775     26,762
                                ---------  ---------
Income before taxes ...........  10,202     13,657
Provision for income taxes  ...   2,995      4,302
                                ---------  ---------
Net income .................... $ 7,207    $ 9,355
                                =========  =========

  The accompanying notes are an integral part of these financial statements.

                          MAGMA POWER COMPANY, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31
                                                                           ------------------------
                                                                               1995         1994
                                                                           -----------  -----------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
Net income ............................................................... $   7,207    $   9,355
Adjustments to reconcile net cash flow from operating activities:  .......
Depreciation and amortization ............................................     7,402        5,910
Other ....................................................................      (138)       1,307
Amortization of excess of cost over fair value of net assets acquired  ...     1,256           --
Provision for deferred income taxes ......................................     2,027         (425)
Changes in other items: ..................................................
Accounts receivable ......................................................     7,131        1,059
Accounts payable and accrued liabilities .................................     4,459        3,770
Income tax payable .......................................................        --        4,727
                                                                           -----------  -----------
  Net cash flows from operating activities ...............................    29,344       25,703
                                                                           -----------  -----------
Cash flows from investing activities:
Capital expenditures relating to power plants and development for
 existing projects .......................................................       641       (2,154)
Salton Sea expansion .....................................................   (10,277)          --
Malitbog construction in progress ........................................   (11,167)      (1,216)
Purchase of the Company by California Energy .............................  (933,099)
Decrease (increase) in other investments and assets ......................    19,733       (2,178)
                                                                           -----------  -----------
  Net cash flows from investing activities ...............................  (934,169)      (5,548)
                                                                           -----------  -----------
Cash flows from financing activities:
Proceeds and net benefits from sale of common, treasury, and preferred
 stock and exercise of options ...........................................        --          184
Advance from parent ......................................................   496,418          --
Repayment of project finance loans .......................................   (24,193)    (144,845)
Borrowing from Banks .....................................................        --      130,000
Deferred financing costs .................................................        --       (3,225)
Merger note ..............................................................   500,000           --
Other, net ...............................................................        --          (17)
                                                                           -----------  -----------
  Net cash flows from financing activities ...............................   972,225      (17,903)
                                                                           -----------  -----------
Net increase (decrease in cash and cash equivalents ......................    67,400        2,252
Cash and cash equivalents at beginning of period .........................        --       40,936
                                                                           -----------  -----------
Cash and cash equivalents at end of period ............................... $  67,400    $  43,188
                                                                           ===========  ===========

  The accompanying notes are an integral part of these financial statements.

                          MAGMA POWER COMPANY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND PER KWH AMOUNTS)

1. GENERAL:

In the opinion of management of Magma Power Company, Inc. (the "Company"), the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1995 and the results of operations for the three months ended March 31, 1995 and 1994, and cash flows for the three months ended March 31, 1995 and 1994. The March 31, 1995 information reflects the Company's financial and operating results on a purchase accounting basis after giving effect to the acquisition of the Company by California Energy Company, Inc. (California Energy) (See Note 3).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and its proportionate share of the accounts of the partnerships and joint ventures in which it has invested.

The results of operations for the three months ended March 31, 1995 and 1994 are not necessarily indicative of the results to be expected for the full year.

Certain amounts in the 1994 financial statements and supporting footnote disclosures have been reclassified to conform to the 1995 presentation. Such reclassification did not impact previously reported net income or retained earnings.

2. OTHER FOOTNOTE INFORMATION:

Reference is made to the Company's most recently issued report on the annual audited consolidated financial statements that included information necessary or useful to the understanding of the Company's business and financial statement presentations. In particular, the Company's significant accounting policies and practices were presented as Note 1 to the consolidated financial statements included in that report.

                          MAGMA POWER COMPANY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND PER KWH AMOUNTS)

3.  PURCHASE OF THE COMPANY BY CALIFORNIA ENERGY:

In the first quarter of 1995, California Energy acquired all of the outstanding equity interest in the Company. California Energy is engaged in independent geothermal power operations and development activities similar to those of the Company. The transaction was accounted for as a purchase. The results of operations of the Company include the effect of the purchase accounting from January 10, 1995, to March 31, 1995. Goodwill recorded in connection with the Magma acquisition will be amortized using the straight line method over 40 years. The purchase price of approximately $957,000 was paid solely in cash and was funded with the net proceeds from the issuance of 18,170 shares of the California Energy's common stock, $500,000 in secured bank financing and general corporate funds of California Energy.

                          MAGMA POWER COMPANY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND PER KWH AMOUNTS)

4. PROPERTY, PLANT, AND EQUIPMENT:

                                                                    MARCH 31,  DECEMBER 31,
                                                                      1995         1994
                                                                  -----------  ------------
                                                                  (UNAUDITED)
Project costs:
Power plants and gathering systems .............................. $639,267     $345,318
Wells and resource development ..................................   87,981      116,199
                                                                  -----------  ------------
                                                                   727,248      461,517
Less accumulated depreciation and amortization ..................   (7,295)     (90,922)
                                                                  -----------  ------------
  Net facilities ................................................  719,953      370,595
Land ............................................................       --        7,919
                                                                  -----------  ------------
  Total project costs ...........................................  719,953      378,514
Fish Lake/Salton Sea Expansion--and other construction in
 progress .......................................................   95,383       20,806
Malitbog -- construction in progress ............................   84,956       39,542
                                                                  -----------  ------------
  Total ......................................................... $900,292     $438,862
                                                                  ===========  ============

                          MAGMA POWER COMPANY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND PER KWH AMOUNTS)

5. MERGER FACILITIES:

The Merger Facilities consist of (i) a $350 million principal amount term loan maturing on October 31, 2000 to be amortized in semi-annual payments beginning on April 30, 1995 ("Term Loan A"), (ii) a $75 million principal amount term loan maturing on October 31, 2001 to be amortized in semi-annual payments beginning April 30, 2001 ("Term Loan B") and (iii) a $75 million principal amount term loan maturing on October 31, 2002 to be amortized in semi-annual payment beginning April 30, 2002 ("Term Loan C"). As of March 31, 1995, the outstanding principal amount on Term Loan A, Term Loan B and Term Loan C was $350 million, $75 million and $75 million, respectively. Credit Suisse is the agent bank in connection with the Merger Facilities. Loans under the Merger Facilities were made to California Energy on a non-recourse basis, and California Energy loaned the proceeds of such loans to the Company in exchange for a secured note. Loans under the Merger Facilities are secured by an assignment and pledge by California Energy of such note and 100% of the capital stock of the Company.

The Company may, subject to certain terms and conditions, elect to have the term loans bear interest based on either the Eurodollar Rate or the Base Rate (as defined in the Merger Facilities). Interest on the term loans is payable at spreads of 2.50% above the Eurodollar Rate or 1.50% above the Base Rate for Term Loan A and 3.50% above the Eurodollar Rate or 2.50% above the Base Rate for Term Loan B and Term Loan C. As of March 31, 1995, Term Loan A bore interest at the rate of 8.656% per annum and Term Loan B and Term Loan C each bore interest at the rate of 9.656% per annum.

6. INCOME TAXES:

The Company's effective tax rate continues to be less than the statutory rate primarily due to the depletion deduction and the generation of energy tax credits in 1995. The significant components of the deferred tax liability are the temporary differences between the financial reporting basis and income tax basis of the power plant and the well and resource development costs, and in addition, the offsetting benefits of operating loss carryforwards and investment and geothermal energy tax credits. The income tax provision for the three months ended March 31, 1995, is approximately 32% current tax expense and 68% deferred tax expense.

                       INDEPENDENT ACCOUNTANTS' REPORT


California Energy Company, Inc.
Omaha, Nebraska

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Magma Power Company for the three-month period ended March 31, 1995, as indicated in our report dated April 25, 1995; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, is being included in your Report on Form 8-K dated May 16, 1995.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 16, 1995